                        Baldwin Technology Company, Inc.
                                12 Commerce Drive
                                  P. O. Box 901
                             Shelton, CT 06484-0941
                                Tel: 203 402-1000
                                Fax: 203-402-5500

                                February 10, 2004

Mr. Karl S. Puehringer
Zederweg 6
80939 Munich
Germany

Dear Karl:

Pursuant to Paragraph 16 of the agreement dated September 19, 2001 (the "Original Agreement") between Baldwin Technology Company, Inc. (the "Company") and you, as amended on February 14, 2003 (the "First Amendment") and then on May 12, 2003 (the "Second Amendment") (such First Amendment having been cancelled by the Second Amendment effective May 12, 2003, and the Original Agreement and the Second Amendment being referred to together herein as the "Agreement"), the Agreement is hereby changed, effective today, as follows:

(1) The Agreement is amended is striking in its entirety Paragraph 8A, and inserting in its place the following new Paragraph 8A.

     A. Termination by the Company Without Cause. The Company may, without cause, terminate your employment hereunder at any time upon ten (10) or more days' written notice to you. In the event your employment is terminated under this Paragraph 8A, the Company shall pay to you the following:

          (i) A single lump sum payment, not later than the last day of your employment, of severance pay in an amount equal to your then current annual base salary as defined in Paragraph 2A (as adjusted by Paragraph 2B) hereof;

          (ii) A single lump sum payment of any incentive compensation as set forth in Paragraph 2C hereof earned in the fiscal year of the termination of your employment, which incentive compensation shall be determined on the basis

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               of the Company's operations through June 30 of such fiscal year, and shall be pro-rated through the last day of your employment, and shall be paid within three (3) months of such June 30,

        (iii) To the extent vested, the Monthly Supplemental Retirement Benefit with the first payment beginning on the first day of the month immediately succeeding the last day of your employment;

         (iv) Continuation of medical benefits for a period of twelve (12) months; and


          (v)  Executive outplacement services for a period of six (6) months.

     The Company shall have no further obligation to you under this Agreement and you shall have no further obligation to the Company under this Agreement except as provided in Paragraph 11 and Paragraph 12 hereof:.

(2) The Agreement is amended by striking in its entirety Paragraph 8G, as such Paragraph was previously amended by the Second Amendment, and inserting in its place the following new Paragraph 8G:

     (G) Events. If any of the following described events occurs during the term of your employment hereunder, you may terminate your employment hereunder by written notice to the Company either prior to, or not more than six (6) months after, the happening of such event. In such event, your employment hereunder will be terminated effective as of the later of ten (10) days after the notice or ten (10) days after the event, and the Company shall make to you the same payments that the Company would have been obligated to make to you under Paragraph 8A hereof if the Company had terminated your employment hereunder effective on such date. The events, the occurrence of which shall permit you to terminate your employment hereunder under this Paragraph 8G, are as follows:

          (i) Any merger or consolidation by the Company with or into any other entity or any sale by the Company of substantially all of its assets; provided; however,
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               that such event shall not be deemed to have occurred under this clause if consummation of the transaction would result in at least fifty (50%) percent of the total voting power represented by the voting securities of the Company outstanding immediately after such transaction being beneficially owned by holders of outstanding voting securities of the Company immediately prior to the transaction.

          (ii) Any change of a majority of the directors of the Company occurring within any thirteen (13) month period.

         (iii) The adoption by the Company of any plan of liquidation providing for the distribution of all or substantially all of its assets.

          (iv) A material diminution in your duties, or the assignment to you of duties that are materially inconsistent with your duties or that materially impair your ability to function as the Vice President of Operations of the Company if such diminution or assignment has not been cured within thirty (30) days after written notice thereof has been given by you to the Company.

All other sections of the Agreement shall remain in full force and effect.


                                    Very truly yours,

                                    BALDWIN TECHNOLOGY COMPANY, INC.


                                    /s/Gerald A. Nathe, 2/10/04
                                    --------------------------------------------
                                    Gerald A. Nathe, Chairman, President and CEO



AGREED AND ACCEPTED:


/s/Karl S. Puehringer
---------------------
Karl S. Puehringer